Exhibit 99.2
BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Introduction	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2010	F-3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009	F-4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Introduction
     Buckeye Partners, L.P. (the “Partnership”), Buckeye GP Holdings L.P. (“Holdings”), and their respective general partners have consummated the transactions contemplated by the First Amended and Restated Agreement and Plan of Merger dated as of August 18, 2010 (the “merger agreement”). Pursuant to the merger agreement, all Holdings units were converted into the right to receive Partnership’s limited partner units (“LP units”). The Partnership’s existing partnership agreement was amended and restated to provide for the cancellation of the incentive distribution rights and the approximate 0.5% general partner interest in the Partnership owned, directly and indirectly, by the Partnership’s general partner was converted into a non-economic general partner interest in the Partnership.
     Previously, the Partnership, a publicly traded limited partnership, was a consolidated subsidiary of Holdings, which was also a publicly traded limited partnership. Upon closing of the transactions under the merger agreement, Holdings became a subsidiary of the Partnership, with the Partnership as the sole limited partner of Holdings and the general partner of Holdings continuing as the non-economic general partner of Holdings. In addition, the incentive distribution agreement (also referred to as the incentive distribution rights) held by the Partnership’s general partner was cancelled and the general partner units held by the Partnership’s general partner (representing an approximate 0.5% general partner interest in the Partnership) were converted to a non-economic interest in the Partnership. For accounting purposes, Holdings is considered the accounting acquirer of the Partnership’s non-controlling interest. The changes in Holdings’ ownership interest in the Partnership’s general partner was accounted for as an equity transaction and no gain or loss will be recognized as a result of the merger.
     The unaudited pro forma condensed consolidated balance sheet combines the historical balance sheets of the Partnership and Holdings, giving effect to the merger as if it had occurred on September 30, 2010, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and the twelve months ended December 31, 2009 give effect to the merger as if it had occurred on January 1, 2009. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger and are factually supportable.
     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial information and accompanying notes of Holdings, which will be incorporated by reference into the accompanying current report on Form 8-K, and the Partnership. These unaudited pro forma condensed consolidated financial statements do not reflect the effects of any cost savings or other synergies that may be achieved as a result of this transaction, are based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only. These statements do not necessarily reflect the results of operations or financial position of the Partnership that would have resulted had the transaction actually been consummated as of the indicated dates, and are not necessarily indicative of the future results of operations or the future financial position of the Partnership.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT SEPTEMBER 30, 2010
(In thousands, except unit amounts)

	Buckeye			Buckeye
	GP Holdings			Partners,
	L.P.	Pro Forma		L.P.
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$15,922	$(14,000	)(a)	$15,922
		14,000	(a)
Trade receivables, net	133,695	—		133,695
Construction and pipeline relocation receivables	8,844	—		8,844
Inventories	267,724	—		267,724
Derivative assets	2,600	—		2,600
Prepaid and other current assets	74,484	—		74,484

Total current assets	503,269	—		503,269

Property, plant and equipment, net	2,248,866	—		2,248,866
Equity investments	108,143	—		108,143
Goodwill	432,124	—		432,124
Intangible assets, net	41,817	—		41,817
Other non-current assets	37,732	—		37,732

Total assets	$3,371,951	$—		$3,371,951

LIABILITIES
Current liabilities:
Line of credit	$211,800	$—		$211,800
Current portion of long-term debt	3,059	—		3,059
Accounts payable	56,346	—		56,346
Derivative liabilities	10,978	—		10,978
Accrued and other current liabilities	115,489	—		115,489

Total current liabilities	397,672	—		397,672

Long-term debt	1,441,287	14,000	(a)	1,455,287
Long-term derivative liabilities	40,910	—		40,910
Other non-current liabilities	109,521	—		109,521

Total liabilities	1,989,390	14,000		2,003,390

PARTNERS’ CAPITAL
Partners’ capital	238,706	(14,000	)(a)	1,349,590
		1,124,884	(b)
Noncontrolling interests	1,143,855	(1,124,884	)(b)	18,971

Total partners’ capital	1,382,561	(14,000)		1,368,561

Total liabilities and partners’ capital	$3,371,951	$—		$3,371,951

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Year Ended December 31, 2009					Nine Months Ended September 30, 2010
	Buckeye			Buckeye		Buckeye			Buckeye
	GP Holdings			Partners,		GP Holdings			Partners,
	L.P.	Pro Forma		L.P.		L.P.	Pro Forma		L.P.
	Historical	Adjustments		Pro Forma		Historical	Adjustments		Pro Forma
Revenues:
Product sales	$1,125,653	$—		$1,125,653		$1,633,958	$—		$1,633,958
Transportation and other services	644,719	—		644,719		499,349	—		499,349

Total revenue	1,770,372	—		1,770,372		2,133,307	—		2,133,307

Costs and expenses:
Cost of product sales and natural gas storage services	1,103,015	—		1,103,015		1,628,630	—		1,628,630
Operating expenses	275,930	—		275,930		204,037	—		204,037
Depreciation and amortization	54,699	—		54,699		44,259	—		44,259
Asset impairment expense	59,724	—		59,724		—	—		—
General and administrative	41,147	—		41,147		35,438	—		35,438
Reorganization expense	32,057	—		32,057		—	—		—

Total costs and expenses	1,566,572	—		1,566,572		1,912,364	—		1,912,364

Operating income	203,800	—		203,800		220,943	—		220,943

Other income (expense):
Investment income	453	—		453		380	—		380
Interest and debt expense	(75,147)	(70	)(a)	(75,217)		(65,088)	(53	)(a)	(65,141)

Total other expense	(74,694)	(70)		(74,764)		(64,708)	(53)		(64,761)

Income before earnings from equity investments	129,106	(70)		129,036		156,235	(53)		156,182
Earnings from equity Investments	12,531	—		12,531		8,807	—		8,807

Net income	$141,637	$(70)		$141,567		$165,042	$(53)		$164,989

Allocation of net income:
Noncontrolling interests	$92,043	$(87,841	)(c)	$4,202		$130,324	$(126,483	)(c)	$3,841
Limited partners’ interests	49,594	87,841	(c)	137,365		34,718	126,483	(c)	161,148
		(70	)(a)				(53)	(a)

Net income	$141,637	$(70)		$141,567		$165,042	$(53)		$164,989

Earnings per LP Unit:
Basic	$1.75			$1.95		$1.23			$2.26

Diluted	$1.75			$1.95		$1.23			$2.26

Weighted average number of LP Units outstanding
Basic	28,300			70,572	(d)	28,300			71,460	(d)

Diluted	28,300			70,615	(e)	28,300			71,460	(e)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
     These unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and certain estimates and assumptions made by the management of the Partnership; therefore, actual results could differ materially from the pro forma information. However, management believes the assumptions provide a reasonable basis for presenting the significant effects of the merger. The Partnership believes the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma information.
     The merger resulted in Holdings being considered the surviving consolidated entity for accounting purposes rather than the Partnership, which is the surviving consolidated entity for legal and reporting purposes. As a result, the merger has been accounted for in Holdings’ consolidated financial statements as an equity transaction in accordance with Financial Accounting Standards Board Accounting Standards Codification 810-10-45, Consolidation — Overall— Changes in Parent’s Ownership Interest in a Subsidiary (FASB ASC 810). As a result, non-controlling owners’ interest has been eliminated and replaced with an equal amount of owners’ equity on the balance sheet. Consequently, no fair value adjustment has been made to the assets or liabilities of Holdings and no gain or loss has been recognized in Holdings’ net income. In addition, costs incurred to complete the merger has been charged to partners’ capital during the year ended December 31, 2010. Because the Partnership was the surviving entity for legal purposes, the pro forma condensed consolidated balance sheet and statements of operations are entitled “Buckeye Partners, L.P. Pro Forma.”
     The unaudited pro forma condensed consolidated financial information reflects the issuance of approximately 20 million LP units using an exchange ratio of 0.705 LP units per Holdings unit.
     Note 2. Pro Forma Adjustments
     The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:
(a)	To reflect the amount borrowed for, and the payment of, the estimated incremental costs associated with completing the merger including the payment of legal fees, opinion fees and other professional fees and expenses, and the interest costs associated with the incremental borrowings.

(b)	To reclassify to partners’ capital the non-controlling owners’ interests in consolidated subsidiaries previously reported by Holdings related primarily to the Partnership’s public limited partner unitholders.

(c)	To reclassify to limited partners’ interest the net income previously allocated to noncontrolling owner’s interest in consolidated subsidiaries previously reported by Holdings related primarily to the Partnership’s public limited partner unitholders.

BUCKEYE PARTNERS, L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(d)	The Partnership’s pro forma basic weighted average number of LP units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Basic weighted average number of LP Units outstanding - as reported	50,620	51,508
Partnership’s LP units issued in exchange for Holdings units	19,952	19,952

Pro forma basic weighted average number of LP units outstanding	70,572	71,460

(e)	The Partnership’s pro forma diluted weighted average number of LP units outstanding was calculated as follows (in thousands):

	Year	Nine Months
	Ended	Ended
	December 31,	September 30,
	2009	2010
Diluted weighted average number of LP units outstanding - as reported	50,663	51,508
Partnership’s LP units issued in exchange for Holdings units	19,952	19,952

Pro forma diluted weighted average number of LP units outstanding	70,615	71,460